Exhibit 10.3

Execution Copy

SECURITY AGREEMENT

Dated April 21, 2008

From

TURBOSONIC TECHNOLOGIES, INC.,

as Grantor

to

CANADIAN IMPERIAL BANK OF COMMERCE,

as Lender

i

Schedules

Schedule I	-	Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number
Schedule II	-	Other Names, Etc.

ii

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”) dated April 21, 2008 made by Turbosonic Technologies, Inc., a Delaware corporation (the “Grantor”), in favor of Canadian Imperial Bank of Commerce (the “Lender”).

PRELIMINARY STATEMENTS

(1)

A Subsidiary of the Grantor, Turbosonic Inc. has entered into a Banking Agreement dated January 14, 2008 (said agreement including all schedules attached thereto, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Banking Agreement”; terms defined therein and not otherwise defined herein shall have the meanings specified therein) with the Lender.

(2)

In order to induce the Lender to enter into the Banking Agreement, the Grantor has agreed to (a) enter into a Guaranty dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Lender and (b) grant a continuing security interest in and to the Collateral (as hereinafter defined) to the Lender to secure the Obligations (as such term is defined in the Guaranty) of the Grantor under the Guaranty.

(3)

It is a condition precedent to the issuance of the Credits and letters of credit by the Lender (the “Letters of Credit”), that the Grantor shall have granted the security interest and made the pledge contemplated by this Agreement.

(4)

The Lender has agreed to accept the pledge and the grant of a security interest under this Agreement as security for the Secured Obligations (as defined below) secured thereby.

(5)

The Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Banking Agreement.

(6)

Unless otherwise defined in this Agreement or the Banking Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to issue the Credits and the Letters of Credit, the Grantor hereby agrees with the Lender as follows:

SECTION 1.

Grant of Security.  The Grantor, in order to secure the Secured Obligations (as defined below), hereby grants and pledges to the Lender a lien on and security interest in, its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)

all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), general intangibles (including, without limitation, payment intangibles), and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, general intangibles and other obligations, to the extent not referred to in clause (b) or (c) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(b)

all intercompany notes and all certificates or instruments evidencing such intercompany notes; and

(c)

all documents, letter of credit rights (whether or not the letter of credit is evidenced by a writing), money and books and records;

(d)

all goods, of any nature whatsoever, including but not limited to, all equipment, inventory and fixtures, and any accessions thereto;

(e)

all property and interest in property now or after the date of this Agreement coming into possession, custody or control of the Lender in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

(f)

all other property and interests in property of the Grantor constituting personal property or fixtures; and

(g)

all proceeds of, products of, collateral for, income, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (f) of this Section 1 and this clause (g)) and, to the extent not otherwise included, all (A) contract rights and rights to the payment of money and payments under insurance (whether or not the Lender is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any permit, lease, license, contract or other instrument of the Grantor if the grant of a security interest in such permit, lease, license, contract or other instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is expressly prohibited and would result in the termination, breach, revocation or voidness  thereof or give the other parties thereto the right to terminate, revoke, void, accelerate or otherwise alter the Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity.

SECTION 2.

Security for Obligations.  This Agreement secures the payment and performance in full when due, whether at demand, stated maturity, by acceleration or otherwise of all the Obligations of the Grantor under the Guaranty (the “Secured Obligations”), whether now existing or arising after the date of this Agreement.

SECTION 3.

Grantor Remain Liable.  Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or the Guaranty, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder or thereunder.

SECTION 4.

Delivery and Control of Intercompany Notes.  All certificates or instruments representing or evidencing intercompany notes shall be delivered to and held by or on behalf of the Lender pursuant to this Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender.  If an Event of Default shall have occurred and be continuing, the Lender shall have the right, at any time after the occurrence and during the continuance of such Event of Default, in its reasonable discretion and without notice to the Grantor other than as required by law, to transfer to or to register in the name of the Lender or any of its nominees any or all of the intercompany notes.  In addition, the Lender shall have the right at any time, after the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing intercompany notes for certificates or instruments of smaller or larger denominations.

SECTION 5.

Maintaining Letter-of-Credit Rights.  Prior to the Termination Date, the Grantor will maintain all letter-of-credit rights assigned to the Lender so that the Lender has control of the letter-of-credit rights in the manner specified in Section 9-107 of the UCC.

SECTION 6.

Representations and Warranties.  The Grantor represents and warrants, and in the case of clauses (l) and (m), covenants as follows:

(a)

The Grantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation and is a “registered organization” within the meaning of the Uniform Commercial Code, as in effect in such jurisdiction.  The Grantor is not organized under the laws of any other state, and is qualified to do business and in good standing in all states and other jurisdictions in which the failure to be so qualified and in good standing would have a Material Adverse Effect or a material adverse effect on the ability of the Grantor to enforce the collection of Receivables due from customers residing in such locations.

(b)

This Agreement has been duly authenticated and delivered by the Grantor and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought by proceedings in equity or at law) (such limitations, the “Bankruptcy Exceptions”).

(c)

The Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto.  The Grantor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth on Schedule I hereto.  The Grantor has its chief executive office and the office in which it maintains the original copies of each Related Contract to which the Grantor is a party and originals of all chattel paper that evidence Receivables, in the state or jurisdiction set forth in Schedule I hereto.  The information set forth in Schedule I hereto with respect to the Grantor is true and accurate in all material respects.  In the five years prior to the date hereof, the Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule II hereto.

(d)

The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Banking Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Lender relating to the Banking Agreement, this Agreement or the Guaranty (collectively, the “Loan Documents”) or with respect to Liens of others permitted under the Banking Agreement.

(e)

Except as disclosed on Schedule II hereto, the Grantor conducts no business under any name or trade name other than its exact legal name as set forth in Schedule I hereto.

(f)

Except for any inventory in transit in the ordinary course of the Grantor’s business, the Grantor has exclusive possession and control of its inventory and equipment.

(g)

This Agreement creates, as of its date, a continuing Lien in the Grantor’s Collateral, securing the payment of the Secured Obligations.

(h)

There is no action, suit or proceeding pending or, to the Grantor’s knowledge, threatened against or otherwise affecting the Grantor before any court or other governmental authority or before any arbitrator or mediator the result of which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)

All filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-106 of the UCC) necessary to perfect the security interest in the Collateral created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest (subject to prior Liens permitted under the Banking Agreement) in the Collateral, securing the payment of the Secured Obligations.

(j)

(i)  The execution, delivery, recordation, filing or performance by the Grantor of this Agreement, (ii) the grant by the Grantor of the Liens pursuant to this Agreement, (iii) the perfection or maintenance of the Liens created under this Agreement (including the first priority, subject to prior Liens permitted under the Banking Agreement, nature thereof), (iv) the exercise by the Lender of its voting or other rights provided for in this Agreement and (v) the exercise by the Lender of its remedies in respect of the Collateral pursuant to this Agreement and the other Loan Documents, will not require any consent, approval, authorization or other order of, or any notice to or filing with, any court, regulatory body, administrative agency or other governmental body (other (x) than such filings required in order to perfect any security interest granted by this Agreement, and (y) any other consent, approval, authorization, order, notice or filing, the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or similar governing documents of the Grantor or any agreement, indenture or other instrument to which the Grantor is a party or by which the Grantor or any of the Grantor’s respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Grantor or the Grantor’s respective property, except for any violation, breach, conflict or default that could not reasonably be expected to have a Material Adverse Effect and except that in each of the foregoing cases, any foreclosure or other exercise of remedies by the Lender will require additional approvals and consents that have not been obtained from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of the Grantor, and the failure to obtain such approval or consent could result in a default under, or breach of, agreements or other legal obligations of the Grantor.

(k)

None of the Collateral constitutes, or is the Proceeds of, farm products.

(l)

If any amount payable under or in connection with any of the Collateral shall be evidenced by any “electronic chattel paper” (as defined in the UCC) or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under UCC § 9 105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Lender agrees with the Grantor that the Lender will arrange, pursuant to procedures reasonably satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC § 9 105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of § 16 of the Uniform Electronic Transactions Act for a party in control to allow alterations without loss of control, unless an Event of Default has occurred and is continuing.

(m)

Upon reasonable request and notice to the Grantor, the Lender shall have full and free access during normal business hours to all of the books, correspondence and records of the Grantor relating to the Collateral, and the Lender and its representatives may examine the same, take extracts therefrom and make photocopies thereof, in each case at the Lender’s own expense.

SECTION 7.

Further Assurances.

(a)

The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Lender may reasonably request and that is within the power of the Grantor, consistent with its currently existing contractual and other legal obligations, in order to perfect any pledge, assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Grantor will promptly with respect to Collateral: (i) upon the request of the Lender mark conspicuously each chattel paper included in Receivables, each Related Contract and each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Lender, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; provided, however, that no such legend shall be required if such Collateral is delivered to the Lender pursuant to clause (ii) below, (ii) if any such Collateral having value in excess of $10,000 shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lender hereunder such note or instrument or chattel paper duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender, (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Lender may reasonably request, in order to perfect the security interest granted or purported to be granted by the Grantor hereunder, (iv) take all action necessary to ensure that the Lender has control of Collateral consisting of letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, and (v) deliver to the Lender evidence that all other action that the Lender may deem reasonably necessary in order to perfect the security interest created by the Grantor under this Agreement and the other Loan Documents has been taken.

(b)

(i)

The Grantor hereby authorizes the Lender to file one or more financing or continuation statements relating to all or any part of the Collateral, and amendments thereto to correct the name and address of the Grantor or the Lender or to correct the description of the Collateral contained therein to be consistent with the description of the Collateral contained in this Agreement, in each case without the signature of the Grantor where permitted by law and which shall be filed on behalf of the Lender.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(ii)

The Grantor ratifies its authorization for the Lender to have filed such financing statements, continuation statements or amendments, to the extent such amendments are permitted pursuant to clause (i) above, filed prior to the date hereof.

(c)

The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.

SECTION 8.

Post-Closing Changes; Collections on Receivables and Related Contracts.

(a)

If the Grantor changes its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 6(c) of this Agreement, the Grantor will furnish written notice within 10 Business Days to the Lender and will take all action reasonably required by the Lender for the purpose of perfecting or protecting the security interest granted by this Agreement.  The Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Related Contracts, and will permit representatives of the Lender at any time and at the Lender’s expense during normal business hours to inspect and make abstracts from such records and other documents.  If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Lender of such organizational identification number.

(b)

Except as otherwise provided in this subsection (b), the Grantor will continue to collect, at its own expense, all amounts due or to become due under the Receivables and Related Contracts.  In connection with such collections, the Grantor may take such action as it may deem necessary to enforce collection of the Receivables and Related Contracts; provided, however, that the Lender shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Grantor of its intention to do so, to notify the obligors under any Receivables and Related Contracts of the security interest in such Receivables and Related Contracts of the Lender and to direct such obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Lender and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC.  After receipt by the Grantor of the notice from the Lender referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by the Grantor in respect of the Receivables and Related Contracts shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement) to be held by the Lender and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) upon the occurrence and during the continuance of an Event of Default, the Lender shall apply such cash collateral to the Secured Obligations outstanding under the Loan Documents and secured thereby and (ii) the Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any obligor thereof, or allow any credit or discount thereon.  The Grantor will not permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the obligor thereof.

SECTION 9.

Letters of Credit. If the Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify the Lender thereof, and upon the occurrence and during the continuance of an Event of Default, the Grantor will, promptly upon request by the Lender, either (i) request that the issuer and any confirmer of such letter of credit consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit or (ii) make commercially reasonable efforts to arrange for the Lender to become the transferee beneficiary of the letter of credit, to the extent such letter of credit is by its terms transferable, and in each case under clause (i) and (ii), the Lender shall apply the proceeds of any drawing under such letter of credit to the outstanding balances of the Secured Obligations.

SECTION 10.

Transfers and Other Liens.  The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral permitted under the terms of the Loan Documents or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement, or permitted under the Banking Agreement or any other Loan Documents.

SECTION 11.

Lender May Perform.  If the Grantor fails to perform any agreement contained herein, the Lender may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 13; provided that the Lender shall notify the Grantor of any such action taken by the Lender within a reasonable period of time following such action.

SECTION 12.

Remedies.  If an Event of Default shall have occurred and be continuing:

(a)

The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place and time to be designated by the Lender that is reasonably convenient to all parties, (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable, and (iii) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, and (B) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least twenty days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)

Any cash held by or on behalf of the Lender and all cash proceeds received by or on behalf of the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the reasonable discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 13) in whole or in part by the Lender against, all or any part of the Secured Obligations secured thereby, in the order specified in clause (e) of this Section 12.

(c)

All payments received by the Grantor under or in connection with any assigned agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement).

(d)

The Lender may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held by the Lender or in any other deposit account of the Grantor held with the Lender in accordance with clause (b) above.

(e)

All proceeds received by the Lender in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Lender against, the Secured Obligations secured thereby in the following order of priority:  first, to the payment of all reasonable out-of-pocket costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket compensation to the Lender’s agents and counsel, and all other reasonable out-of-pocket expenses, liabilities and advances made or incurred by the Lender in connection therewith, and all amounts for which the Lender is entitled to indemnification hereunder and all advances made by the Lender hereunder for the account of the Grantor, and to the payment of all costs and expenses paid or incurred by the Lender in connection with the exercise of any right or remedy hereunder or under the Banking Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations secured thereby for the benefit of the Lender; third, to the extent of any excess of such proceeds, to the cash collateralization of outstanding Letters of Credit; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 13.

Indemnity and Expenses.

(a)

The Grantor agrees to indemnify, defend and save and hold harmless the Lender and each of its respective Affiliates, officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and reasonable out-of-pocket expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b)

The Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable out-of-pocket fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 14.

Amendments; Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of an amendment, the Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 15.

Notices, Etc.  All notices, demands, requests, and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, (i) in the case of the Lender, addressed to its respective address specified in the Banking Agreement or (ii) in the case of the Grantor, addressed to its respective address specified in the Guaranty, or (iii) in each case, at such other address as shall be designated by such party in a written notice to the other parties.  Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 15 and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (c) when telecopied with confirmation or (d) if given by any other means, when delivered at the address specified in or pursuant to this Section 15; except that notices and other communications to the Lender shall not be effective until received by the Lender.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 16.

Continuing Security Interest; Assignments under the Banking Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date (as defined below in Section 17), (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Banking Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender in the Loan Documents or otherwise, in each case subject to the provisions of the Banking Agreement.

SECTION 17.

Release; Termination.

(a)

On the Termination Date with respect to the Grantor, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 13 hereof, shall survive such termination) and the Lender, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement (and any ancillary security or perfection documents), and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which (i) no Secured Obligations of the Grantor remain outstanding under any Loan Document to which it is a party, and (ii) all Credits or Letters of Credit under the Banking Agreement which would comprise Secured Obligations have been terminated.

(b)

In the event that (i) any part of the Collateral is sold or otherwise disposed of (to a Person other than the Grantor) at any time prior to the Termination Date, in connection with a sale or disposition permitted by the Banking Agreement or is otherwise released at the direction of the Lender, and (ii) the proceeds of such sale or disposition (or from such release) are applied at the time of such disposition in accordance with the terms of the Banking Agreement, to the extent required to be so applied, then the Lender, at the request and expense of the Grantor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Lender and has not theretofore been released pursuant to this Agreement.

(c)

The obligations of the Grantor under this Agreement are independent of the Secured Obligations under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Credit Party or whether the Grantor or any other Credit Party is joined in any such action or actions.

(d)

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Grantor or otherwise, all as though such payment had not been made.

SECTION 18.

Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 19.

Limitation of Liability.  The Grantor and, by its acceptance of this Agreement, the Lender, hereby confirms that it is the intention of all such Persons that this Agreement and the Secured Obligations hereunder not constitute a fraudulent conveyance for purposes of bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Secured Obligations hereunder.  To effectuate the foregoing intention, the Lender and the Grantor hereby irrevocably agree that the Secured Obligations under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of the Grantor under this Agreement not constituting a fraudulent transfer or conveyance.

SECTION 20.

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 21.

Submission to Jurisdiction and Waiver.

(a)

The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b)

The Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement to which it is or is to be a party in any New York State or federal court.  The Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(c)

THE GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 22.

Conflicts.  In the event of a conflict between the Banking Agreement and this Security Agreement, the Banking Agreement will prevail.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

TURBOSONIC TECHNOLOGIES, INC., as Grantor

By: /s/ Edward F. Spink
Name: Edward F. Spink
Title: Chief Executive Officer

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By: /s/ Mark Berlingieri
Name: Mark Berlingieri
Title: Authorized Signatory

Address:

1 King St. E.

Kitchener, ON N2G 2K4

Telephone:
Telecopy:

Schedule I

Grantor’s exact legal name:  Turbosonic Technologies, Inc.

Grantor’s organizational identification number:  0565804

Grantor’s location:  Delaware

Grantor’s chief executive office is:
550 Parkside Drive, Suite A-14
Waterloo, Ontario, N2L 5V4 Canada

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Schedule II

Other names:
Turbotak Inc.
Turbotak Technologies Inc.

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